UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14C INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Nano Mask, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Information Statement, if other than the Registrant)

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NANO MASK INC.		CONTROL ID:
REQUEST ID:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT MATERIALS

HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE: Call toll free 1-866-752-8683	FAX: Send this card to 202-521-3464	INTERNET: https://www.iproxydirect.com/NANM and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com. Include your Control ID in your email.

This communication represents a notice to access a more complete set of materials available to you on the Internet. We encourage you to access and review all of the important information contained in the materials. The Information statement is available at: https://www.iproxydirect.com/NANM

If you want to receive a paper copy of the materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request, as instructed above, before4/30/2013

We are not soliciting proxies
WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The purposes of this information statement is to inform shareholders as follows:
1.		1. Reverse Stock Split 2. Change of Company name to NMI Health Inc
Pursuant to new Securities and Exchange Commission rules, you are receiving this Notice that the materials are available on the Internet. Follow the instructions above to view the materials or request printed copies.
The board of directors has fixed the close of business on March 28 2013 as the record date for the determination of stockholders entitled to receive notice of the Information Statement.

Please note – This is not a Proxy Card - you cannot vote by returning this card, we are not asking you for a proxy, and you are requested not to send us a proxy

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Nano Mask Inc. SHAREHOLDER SERVICES 500 Perimeter Park Drive Suite D Morrisville NC 27560	FIRST-CLASS MAIL US POSTAGE PAID CARY NC PERMIT # 869

TIME SENSITIVE SHAREHOLDER INFORMATION ENCLOSED

IMPORTANT SHAREHOLDER INFORMATION

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